EXHIBIT 4.9

Ministry of Consumer and        Ministere des Services aux                    Ontario Corporation Number
Business Services               consommateurs et aux                          Numero de la societe en Ontario
CERTIFICATE                     entreprises
This is to certify that these   CERTIFICAT                                                  001168444
articles are effective on       Ceci certifie que les
                                presents status entrent en
                                vigueur le

                 NOVEMBER 26 NOVEMBRE, 2003
-------------------------------------------------------------
                         [signature]
                    Director / Directrice
Business Corporations Act / Loi sur les societes par actions

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                                        ARTICLES OF AMENDMENT
                                       STATUTS DE MODIFICATION


   Form 3           1.   The name of the corporation is:
  Business               Denomination sociale actuelle de la societe:
Corporations
     Act                               WORLD HEART CORPORATION

  Formule 3         2.   The name of the corporation is changed to (if
 Loi sur les             applicable):
societes par             Nouvelle denomination sociale de la societe (s'il y a
   actions               lieu):

                    3.   Date of incorporation/amalgamation:
                         Date de la constitution ou de la fusion:

                                             1996-04-01
                                         (Year, Month, Day)
                                         (annee, mois, jour)

                    4. Complete only if there is a change in the number of directors or the minimum / maximum number of directors. Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a change.

                         Number of directors is/are: or minimum and maximum
                                                     number of directors is/are:
                         Nombre d'administrateurs:   ou nombres minimum et
                                                     maximum d'administrateurs:
                         Number                      or minimum and maximum
                         Nombre                      ou minimum et maximum

                         --------                    -------       -------

                    5. These articles of the corporation are amended as follows:
                         Les statuts de la societe sont modifies de la facon suivante:

                         By amending the rights, privileges, restrictions, conditions and limitations attaching to the Cumulative Redeemable Convertible Preferred Shares, Series A (the "Series A Shares") as follows:

                                                                     EXHIBIT 4.9

                         (a) designating clause "3.1 Right to Convert" as sub-
                             clause "3.1.1 Right to Convert"; and

                         (b) by inserting the following as an additional sub-
                             clause:

                         "3.1.2 Additional Right to Convert

                         3.1.2 Upon and subject to the terms and conditions hereinafter set forth, the holders of Series A Shares shall have the right, at any time ending up to the close of business on June 30, 2007, or, in the case of Series A Shares called for redemption after the Series A Shares have become convertible, to the close of business on the business day immediately preceding the date fixed for redemption, whichever is earlier (provided, however, that if the Corporation shall fail to redeem such Series A Shares in accordance with the notice of redemption the right of conversion shall thereupon be restored as if such call for redemption had not been made), to convert all, but not less than all of their Series A Shares into fully paid and non-assessable Common Shares for an aggregate for all holders of 3,500,000 Common Shares plus warrants of the Corporation exercisable for 7,000,000 Common Shares at a price, for a term and with such other terms and conditions as the board of directors shall from time to time determine, subject to applicable stock exchange and regulatory approval, and give notice thereof to the holders of the Series A Shares prior to the issue of such warrants."

                                                                     EXHIBIT 4.9

                    6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.
                         La modification a ete dument autorisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur les societes par actions.

                    7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
                         Les actionnaries ou les administrateurs (selon le cas) de la societe ont approuve la resolution autorisant la modification le

                                             2003-Nov-25
                                         (Year, Month, Day)
                                         (annee, mois, jour)

                    These articles are signed in duplicate.
                    Les presents statuts sont signes en double exemplaire.

                                        WORLD HEART CORPORATION
                       (Name of Corporation) (if the name is to be changed by
                                these articles set out current name)
                                (Denomination sociale de la societe)
                               (Si l'on demande un changement de nom,
                         indquer ci-dessus la denomination sociale actuelle)

                    By/
                    Par:

                    /s/ Mark Goudie           CHIEF FINANCIAL OFFICER
                    (Signature)               (Description of Office)
                    (Signature)                      (Fonction)